                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE


                                                        Rapid City, South Dakota
$6,618,127.68                                                      July 30, 2002

         FOR VALUE RECEIVED, the undersigned, Concorde Gaming Corporation, a Colorado corporation ("Maker"), with an address at 3290 Lien Street, Rapid City, South Dakota 57702, hereby promises to pay to the order of BHL Capital Corporation, a South Dakota corporation ("Payee") the principal sum of Six Million Six Hundred Eighteen Thousand One Hundred Twenty Seven and 68/100 Dollars ($6,618,127.68), plus interest thereon to accrue commencing on the date hereof at a fixed rate equal to eight percent (8%) for the first twelve (12) months following the date of this Note and a fluctuating annual rate equal to three percent (3.0%) per annum above the Prime Rate of Interest thereafter. The term "Prime Rate of Interest" shall mean the prime rate of interest published from time to time in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term "Prime Rate of Interest" shall mean the rate of interest publicly announced by Bank of America, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be payable monthly on the 15th day of each month. The principal and any accrued but unpaid interest shall be payable in full 24 months from the date of this Note. Such payments shall be made to Payee at 3290 Lien Street, Rapid City, South Dakota 57702 or at such other address as Payee shall designate from time to time.

         Maker may prepay any amount due under this Note, in whole or in part, at any time without penalty. Payments received for application to this Note shall be applied first to the payment of accrued interest, if any, and the balance applied in reduction of the principal amount hereof.

         A default shall occur under this Note in the event that (i) Maker fails to pay any sum due hereunder when due, (ii) Maker violates, breaches, defaults or otherwise fails to perform or observe any term or agreement contained in this Note or (iii)(A) Maker shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business or its stockholders or board of directors shall authorize any of the foregoing; or (B) involuntary proceedings or an involuntary petition shall be commenced or filed against Maker under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within ninety (90) days after Maker receives notice of commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding. Upon default, the balance of principal and interest due under this Note shall bear interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the highest rate allowed by applicable law from the date such payment was due until the date that Maker makes such payment.

         The Payee shall be entitled to collect all reasonable costs and expenses of collection of amounts due under this Note. In the event this Note is placed in the hands of any attorney for collection or is collected through any legal proceedings, Maker promises to pay (in addition to costs and disbursements otherwise allowed), to the extent permitted by law, reasonable attorneys' fees and legal costs (whether or not suit is commenced and whether or not incurred in connection with appeal of a lower court judgment or order or in collecting any judgment entered therein) incurred by Payee in connection with such a collection or proceedings. This obligation shall survive payment of this Note.

         Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight delivery, or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to Maker or Payee at their respective addresses set forth above. Maker and Payee shall be obligated to notify the other party of any change in address. Notice of change of address shall be effective only when made in accordance with this paragraph.

         The rights or remedies of the Payee as provided in this Note, as well as any other remedy provided at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together against the Maker.

         Maker, for itself and its successors and assigns, hereby: (a) waives presentment, demand, protest, notice of protest, notice of dishonor and all other notices and demands whatever; and (b) consents to extensions of time for payment, and acceptance of late or partial payments before, at or after maturity.

         No failure on the part of the Payee to exercise any right or remedy under this Note shall constitute a waiver of such right or remedy, and no waiver of any past default shall constitute waiver of any future default or of any other default. No indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of any other right, or be construed so as to preclude the exercise of any right that the Payee may have, whether by the laws of the jurisdiction governing this Note, by agreement, or otherwise; and the Maker expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. The acceptance by the Payee of any payment that is in an amount less than the amount that is due shall not constitute an accord and satisfaction.

         If any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Note.

         Time is of the essence of this Note and of each and every obligation of the Maker hereunder.

         This Note may not be amended orally, but only by an amendment in writing signed by Maker and Payee.

         This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Payee shall not assign or transfer all or part of this Note or any interest in this Note, without the prior written consent of Maker, provided that Payee may assign or transfer this Note and/or any interest in this Note to Brustuen H. Lien without such consent.

         This Note shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the principals thereof relating to the conflicts of laws.

MAKER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING
(I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                                          MAKER:

                                          Concorde Gaming Corporation



                                          By:  /s/ Jerry L. Baum
                                               ---------------------------------
                                                   Jerry L. Baum, President and
                                                   Chief Executive Officer